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                                                                  EXHIBIT 99.05

PROXY



                         VANGUARD CELLULAR SYSTEMS, INC.
                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 1999
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stuart S. Richardson, Haynes G. Griffin and Stephen R. Leeolou, or any of them, proxies with full power of substitution to vote all shares of Class A Common Stock of Vanguard Cellular Systems, Inc. ("Vanguard") standing in the name of the undersigned at the Special Meeting of Shareholders of Vanguard to be held on April 27, 1999 at 9:00 a.m. local time, at the offices of Vanguard, 2002 Pisgah Church Road, Suite 300, Greensboro, North Carolina 27455-3314, and any adjournment thereof, as follows:

                          [(CONTINUED ON REVERSE SIDE)]



                                                                 SEE REVERSE
                                                                      SIDE

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          PLEASE MARK YOUR
 /X/      VOTES AS IN THIS
          EXAMPLE


     1. Proposal to approve the Amended and Restated Agreement and Plan of Merger dated as of October 2, 1998, by and among Vanguard, AT&T Corp. and Winston, Inc., a wholly owned subsidiary of AT&T Corp. (the "Merger Agreement"), including the plan of merger that is a part of the Merger Agreement, and the merger of Vanguard with and into Winston, Inc. contemplated thereby.

                          FOR        AGAINST        ABSTAIN
                          / /          / /           / /


     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                         YES             NO
                         / /            / /




               THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.



SIGNATURE(S) ______________________________________________ DATED _______, 19__

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.